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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1993 Employee Stock Purchase Plan of VERITAS Software Corporation and to the incorporation by reference therein of our report dated February 5, 1996 except for Note 9, as to which the date is March 27, 1996, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

San Jose, California
June 28, 1996